EXHIBIT 23

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statement Nos. 33-39791, 33-39725, 33-40400, 33-40395, 33-40396, 33-66084, 33-54397, 33-54399,
33-54393 and 33-40702 of RJR Nabisco Holdings Corp. ("Holdings") on Form S-8, Registration Statement No. 33-57571 of Holdings on Form S-3, and Registration Statement No. 33-55767 on Form S-4 of Holdings of our report dated January
30, 1995, (February 21, 1995 as to Notes 11 and 17), appearing in this Annual Report on form 10-K of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. for the year ended December 31, 1994.

DELOITTE & TOUCHE LLP

New York, New York
February 22, 1995